                                                                      Exhibit 12

                             NEVADA POWER COMPANY
          Ratio of Earnings to Fixed Charges and Preferred Dividends
                            (Dollars in Thousands)

                                                      Combined Proforma
                                          NevPwr        Spr                 Combined
Twelve Months Ended                       3/1/99      3/31/99     Adjust    3/31/99
                                        ----------  ----------  ---------  ----------
Interest
  long term debt                           81,236      44,502     36,864     162,602
  other interest                            7,463       8,355                 15,818

  one third rentals                           813       2,127                  2,940
                                        ----------  ----------  ---------  ----------
  total fixed charges                      89,512      54,984     36,864     181,360
                                        ----------  ----------  ---------  ----------

Preferred dividends
  requirements                                172       5,459       -172       5,459
Ratio of income before
  tax to net income                          1.54        1.49       --          1.56
                                        ----------  ----------  ---------  ----------
  total                                       265       8,134       --         8,516
                                        ----------  ----------  ---------  ----------

Total fixed charges
  and preferred
  dividends                                89,777      63,118       --       189,876
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

EARNINGS

Net income (before
  preferred dividend
  requirements)                            81,220      81,618    -34,155     128,683

Add
  fixed charges
  (from above)                             89,512      54,984     36,864     181,360
  taxes on income                          44,150      40,270    -12,902      71,518
                                        ----------  ----------  ---------  ----------

Total earnings for
  purpose of ratio                        214,882     176,872    -10,193     381,561
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

Ratio of earnings
  to fixed charges and
  preferred dividends                        2.39        2.80       --          2.01
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

                             NEVADA POWER COMPANY
          Ratio of Earnings to Fixed Charges and Preferred Dividends
                            (Dollars in Thousands)

                                                      Combined Proforma
                                          NevPwr       Spr                  Combined
Twelve Months Ended                        1998        1998     Adjust        1998
                                        ----------  ----------  ---------  ----------
FIXED CHARGES:

Interest
  long term debt                           79,787      44,567     36,864     161,218
  other interest                            6,018       7,659                 13,677

  one third rentals                         1,132       2,093                  3,225
                                        ----------  ----------  ---------  ----------
  total fixed charges                      86,937      54,319     36,864     178,120
                                        ----------  ----------  ---------  ----------

Preferred dividends
  requirements                                174       5,459       -174       5,459
Ratio of income before
  tax to net income                          1.54        1.50       --          1.56
                                        ----------  ----------  ---------  ----------
  total                                       268       8,189       --         8,516
                                        ----------  ----------  ---------  ----------

Total fixed charges
  and preferred
  dividends                                87,205      62,508       --       186,636
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

EARNINGS

Net income (before
  preferred dividend
  requirements)                            83,673      82,780    -34,155     132,298

Add
  fixed charges
  (from above)                             86,937      54,319     36,864     178,120
  taxes on income                          45,471      41,632    -12,902      74,201
                                        ----------  ----------  ---------  ----------

Total earnings for
  purpose of ratio                        216,081     178,731    -10,193     384,619
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

Ratio of earnings
  to fixed charges and
  preferred dividends                        2.48        2.86       --          2.06
                                        ----------  ----------  ---------  ----------
                                        ----------  ----------  ---------  ----------

                             NEVADA POWER COMPANY
          Ratio of Earnings to Fixed Charges and Preferred Dividends
                            (Dollars in Thousands)

                         Nevada Power Company historical (stand-alone)
Twelve Months Ended                        1994        1995        1996       1997        1998      3/31/99
                                        ----------  ----------  ---------  ----------  ----------  ---------

Interest
  long term debt                           56,537      59,900     60,964      70,267      79,787     81,236
  other interest                            2,572       1,566      2,584       1,531       6,018      7,463

  one third rentals                         1,203         807        961         982       1,132        813
                                        ----------  ----------  ---------  ----------  ----------  ---------
  total fixed charges                      60,312      62,273     64,509      72,780      86,937     89,512
                                        ----------  ----------  ---------  ----------  ----------  ---------

Preferred dividends
  requirements                              3,976       3,966      3,956       1,125         174        172
Ratio of income before
  tax to net income                          1.55        1.49       1.54        1.54        1.54       1.54
                                        ----------  ----------  ---------  ----------  ----------  ---------
  total                                     6,148       5,913      6,107       1,736         268        265
                                        ----------  ----------  ---------  ----------  ----------  ---------

Total fixed charges
  and preferred
  dividends                                66,460      68,186     70,616      74,516      87,205     89,777
                                        ----------  ----------  ---------  ----------  ----------  ---------
                                        ----------  ----------  ---------  ----------  ----------  ---------

EARNINGS

Net income (before
  preferred dividend
  requirements)                            81,870      76,971     78,868      83,216      83,673     81,220

Add
  fixed charges
  (from above)                             60,312      62,273     64,509      72,780      86,937     89,512
  taxes on income                          44,716      37,791     42,884      45,225      45,471     44,150
                                        ----------  ----------  ---------  ----------  ----------  ---------

Total earnings for
  purpose of ratio                        186,898     177,035    186,261     201,221     216,081    214,882
                                        ----------  ----------  ---------  ----------  ----------  ---------
                                        ----------  ----------  ---------  ----------  ----------  ---------

Ratio of earnings
  to fixed charges and
  preferred dividends                        2.81        2.60       2.64        2.70       2.48        2.39
                                        ----------  ----------  ---------  ----------  ----------  ---------
                                        ----------  ----------  ---------  ----------  ----------  ---------